Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies pursuant to 18 U.S.C. Section 1350 in his capacity of Executive Vice President and Chief Financial Officer of Premier Commercial Bancorp (the “Company”) that, to my knowledge, (a) the Quarterly Report of the Company on Form 10-QSB for the period ended September 30, 2006 fully complies with the requirements of Section 13(a) and 15(a) of the Securities Exchange Act of 1934 and (b) that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date:	November 13, 2006	/s/ Viktor R. Uehlinger
Viktor R. Uehlinger
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Premier Commercial Bancorp, and will be retained by Premier Commercial Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.